THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$	43.53
Market price	US$	36.02
Premium/(discount)		(17.25%)
Fund size	US$	634.6	m
Source: State Street Corporation

At 31 May 2007		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	8.6	4.6
Year to date	34.2	4.6
One year	60.8	33.2
Three years %pa	32.6	23.3
Past performance is not a guide to future returns.
Source: State Street Corporation. NAV-NAV performance.
*Source for index data: MSCI.
MANAGER’S COMMENTARY
Martin Currie acts as portfolio manager of the listed securities of The China Fund, Inc. (“Fund”). This commentary is the opinion of Martin Currie Inc.
Dire predictions of an imminent collapse in the ‘China Bubble’ multiplied. Even Mr Greenspan joined in, calling for a ‘dramatic contraction’ in Chinese markets. Domestic interest rates rose (one-year loan by 18 basis points, one-year deposits by 27 basis points). The reserve ratio requirement was increased for the eighth time. The stamp tax on share trading tripled. The result? The Fund’s discount to net asset value widened to 17.25% while the net asset itself made solid progress. The A-share indices continued to rise as did the H-share index. Even the world’s worst-performing market, formerly known as Taiwan, managed a gain as the identity of the presidential candidates was confirmed and investors decided that either would be better than the incumbent.
We expect the A-share market to continue to do well as long as, on the one hand, real interest rates for savers remain negative and, on the other, corporate earnings growth (+82% year on year in the first quarter of this year) remains strong. Ahead of the 17th Communist Party Congress in October, no politician is likely to take the ‘courageous’ decisions necessary to cause a major setback, namely substantially higher interest rates and currency or a capital gains tax — all potentially career-ending moves. Also, the government is trying to boost domestic consumption and needs to sell state assets to fund social security schemes — all helped by a buoyant market. The main threat probably lies in inflation; CPI rose 3.0% in April, but pressure came entirely from food prices (food +7.1%, non-food +1%) and is therefore likely to be of limited duration. Exports rebounded in April (+26.8% year on year, surplus $16.9 billion +61%, year on year) but the Chinese delegation managed to navigate its visit to the summit in Washington with modest concessions (an export tax on some energy-intensive products, widening of the currency band and slight acceleration in appreciation, etc.)
One point to note is that the interest-rate hike was asymmetric: the one-year deposit rate rose by 27 basis points whilst the one-year loan was increased by only 18 basis points. This may be a sign that the era of the government subsidising banks at the expense of savers, to make them attractive for listing, is drawing to a close.
INVESTMENT STRATEGY
The Fund is 95.6% invested with holdings in 65 companies.
Our growing interesting in the healthcare sector in China was reflected in the purchase of Mindray Medical, the leading medical equipment exporter, and China Medical Technologies (diagnostics and high-intensity ultrasound). Following a change of management, we bought back Bio-Treat Technology, the wastewater treatment company. We continued our love affair with Tianjin — now a focus of national development as well as Wen Jia-bao’s hometown — by adding to Tianjin Development. In Taiwan, we bought shares in the number-one broker Fuh Hwa/Yuan Ta, which has increased its market share to 10% with the merger, as well as the leading security service company Taiwan Secom. We funded these by selling Beiren Printing and China Fire Safety, both of which had disappointed more than once, but which we previously couldn’t sell because of the illiquidity of their shares.
Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
DIRECT INVESTMENT MANAGER’S COMMENTARY
Asian Direct Capital Management (“ADCM”) acts as portfolio manager of the Fund’s direct securities. This commentary is the opinion of ADCM.
In May, the Fund invested US$3.05 million in Hand Enterprise Solutions Ltd (by taking an 11% stake in the holding company, Sino-Twinwood Pte Ltd), as part of a management buyout (one of China’s first).
Hand was one of the first Chinese consulting firms to specialize in enterprise resource planning software (ERP). It is now a leading ERP service provider with a superior clientele, including leading Chinese companies and foreign multinationals. Hand is an important distributor and implementer of Oracle and SAP’s software in China. The company is developing an ERP outsourcing business in Japan, and in 2006 won its first outsourcing contract in the US. This product line will provide additional growth potential.
KOH Kuek Chiang, Asian Direct Capital Management

31 MAY 2007
FUND DETAILS

Market cap	US$525.0m
Shares outstanding	14,575,961
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management
Source: State Street Corporation.
ASSET ALLOCATION
Source: State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	22.1%	9.8%
Financials	16.2%	32.0%
Consumer discretionary	13.2%	6.1%
Energy	11.9%	7.5%
Consumer staples	6.7%	1.2%
Healthcare	7.9%	—
Information technology	7.0%	23.3%
Materials	4.5%	7.1%
Utilities	3.7%	4.8%
Telecommunications	2.4%	8.2%
Other assets & liabilities	4.4%	—
Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	8.6	6.6
Year to date	34.2	5.4
Three years %pa	32.6	19.6
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (0.5%)

Sino-Twinwood	Information technology	0.5%
teco Optronics	Information technology	—
15 LARGEST LISTED INVESTMENTS (39.5%)

Shanghai International Airport	Industrials	4.0%
China Merchants Bank	Financials	3.7%
Chaoda Modern Agriculture	Consumer staples	3.6%
Finance Street	Financials	3.5%
Daqin Railway	Industrials	3.0%
Shanghai Zhenhua Port Machinery	Industrials	2.8%
Golden Meditech	Healthcare	2.6%
Baoding Tianwei Baobian Electric	Industrials	2.3%
Shanghai Lujiazui Finance	Financials	2.3%
China Petroleum & Chemical	Energy	2.1%
Xinjiang Tebian Electric	Industrials	2.0%
Formosa Petrochemical	Energy	1.9%
Far East Energy	Energy	1.9%
Cathay Financial	Financials	1.9%
China Yangtze Power	Industrials	1.9%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	8.6	21.0	34.2	60.8	32.6	30.2	12.7
MSCI Golden Dragon	4.6	7.6	4.6	33.2	23.3	16.6	n/a
Hang Seng Chinese Enterprise	7.2	15.7	3.4	60.0	35.6	38.2	n/a
Shanghai Stock Exchange 180	8.8	49.9	84.3	189.7	48.9	n/a	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2007 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 May 2007.
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 May 2007.

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98
Past performance is not a guide to future returns.
Source: State Street Corporation.

31 MAY 2007

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					22.2%
Chaoda Modern Agriculture	682 HK	HK$6.8	26,407,900	22,995,738	3.6%
Golden Meditech	8180 HK	HK$3.7	35,040,000	16,736,996	2.6%
Xinao Gas	2688 HK	HK$9.8	9,286,000	11,534,665	1.8%
Tianjin Development	0882 HK	HK$8.6	8,440,000	9,327,340	1.5%
Huabao International	336 HK	HK$5.7	12,790,000	9,253,874	1.5%
China Shineway Pharmaceutical	2877 HK	HK$6.3	11,184,000	9,022,820	1.4%
TPV Technology	903 HK	HK$5.3	12,728,000	8,720,041	1.4%
China Travel International	0308 HK	HK$3.8	18,148,000	8,714,944	1.4%
Ports Design	589 HK	HK$22.9	2,678,500	7,991,939	1.3%
Natural Beauty Bio-Technology	157 HK	HK$1.8	32,780,000	7,471,942	1.2%
Parkson Retail	3368 HK	HK$52.6	1,111,500	7,458,394	1.2%
Shangri-La Asia	0069 HK	HK$20.3	2,678,000	6,961,634	1.1%
Fountain Set	420 HK	HK$2.8	13,026,000	4,720,653	0.7%
Yorkey Optical International	2788 HK	HK$2.6	13,858,000	4,614,010	0.7%
China Rare Earth	769 HK	HK$2.3	15,254,000	4,551,392	0.7%
Ocean Grand Chemicals	2882 HK	HK$0.3	17,379,000	689,908	0.1%
China Fire Safety	8201 HK	HK$0.6	2,370,000	188,168	—
Arcontech	8097 HK	—	18,386,000	—	—

China					4.3%
Shanghai Lujiazui Finance	900932 SHA	US$2.5	5,804,366	14,383,219	2.3%
China Medical Technologies	CMED US	US$24.2	271,500	6,562,155	1.0%
Bio-Treat Technology	BIOT SP	SG$0.9	10,615,000	6,136,640	1.0%

Singapore					2.5%
Hsu Fu Chi International	HFCI SP	SG$1.2	8,409,000	6,481,772	1.0%
CDW	CDW SP	SG$0.1	60,000,000	5,683,117	0.9%
Yangzijiang Shipbuilding	YZJ SP	SG$1.7	3,078,000	3,458,314	0.6%

Hong Kong ‘H’ shares					9.3%
China Petroleum & Chemical	386 HK	HK$8.7	11,696,000	13,045,481	2.1%
China Oilfield Services	2883 HK	HK$7.2	12,650,000	11,695,864	1.8%
China Shenhua Energy	1088 HK	HK$22.9	3,435,000	10,095,178	1.6%
Zhejiang Expressway	576 HK	HK$7.7	10,304,000	10,094,199	1.6%
BYD	1211 HK	HK$47.3	1,368,500	8,289,160	1.3%
Anhui Expressway	995 HK	HK$6.8	6,780,000	5,869,228	0.9%

Taiwan					28.4%
Formosa Petrochemical	6505 TT	NT$80.0	5,085,000	12,314,212	1.9%
Cathay Financial	2882 TT	NT$69.7	5,708,370	12,043,996	1.9%
Tripod Technology	3044 TT	NT$149.5	2,608,845	11,806,336	1.9%
Merry Electronics	2439 TT	NT$119.0	3,260,507	11,745,129	1.9%
Powertech Technology	6239 TT	NT$124.5	3,114,000	11,735,826	1.9%
Fuh-Hwa Financial	2885 TT	NT$14.5	26,413,545	11,593,655	1.8%
Far Eastern Department Stores	2903 TT	NT$22.2	16,952,000	11,366,333	1.8%
Synnex Technology	2347 TT	NT$42.9	8,481,000	11,013,619	1.7%
Fubon Financial	2881 TT	NT$28.9	10,387,000	9,071,135	1.4%
Asia Optical	3019 TT	NT$146.0	1,917,000	8,472,287	1.3%
Chunghwa Telecom	2412 TT	NT$62.0	4,490,880	8,428,471	1.3%
Uni-President Enterprises	1216 TT	NT$31.4	8,347,000	7,933,882	1.2%
China Metal Products	1532 TT	NT$55.5	4,625,123	7,770,375	1.2%
Wistron Neweb	6285 TT	NT$92.6	2,440,000	6,839,534	1.1%
Taiwan Secom	9917 TT	NT$58.1	3,837,000	6,748,288	1.1%
Yieh United Steel	9957 TT	NT$21.2	9,483,000	6,085,654	1.0%
Wah Lee Industrial	3010 TT	NT$69.1	2,755,000	5,762,691	0.9%
China Synthetic Rubber	2104 TT	NT$34.7	5,294,000	5,560,823	0.9%
Lien Hwa Industrial	1229 TT	NT$17.0	10,732,616	5,506,822	0.9%
Data Systems Consulting	2447 TT	NT$39.7	4,566,813	5,488,194	0.8%
Taiwan FamilyMart	5903 TT	NT$54.4	1,787,895	2,944,195	0.5%

United States					3.8%
Far East Energy	FEEC US	US$1.1	11,111,111	12,222,222	1.9%
Mindray Medical International	MR US	US$28.5	367,000	10,459,500	1.7%
Chindex International	CHDX US	US$20.9	69,987	1,466,228	0.2%

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Equity linked securities (‘A’ shares)					24.6%
Shanghai International Airport		US$4.9	5,662,300	25,593,596	4.0%
China Merchants Bank		US$2.8	8,254,855	23,435,533	3.7%
Finance Street		US$4.1	5,439,953	22,113,409	3.5%
Daqin Railway		US$2.0	9,710,000	19,235,510	3.0%
Shanghai Zhenhua Port Machinery		US$2.4	7,454,352	17,830,810	2.8%
Baoding Tianwei Baobian Electric		US$8.2	1,761,193	14,517,896	2.3%
Xinjiang Tebian Electric		US$2.7	4,676,642	12,472,604	2.0%
China Yangtze Power		US$1.9	6,441,077	11,948,198	1.9%
Qinghai Salt Lake Potash		US$5.4	1,725,209	9,285,075	1.4%

Direct					0.5%
Sino-Twinwood		US$6.1	500,000	3,050,000	0.5%
teco Optronics		—	1,861,710	150,000	—

Other assets & liabilities				27,761,852	4.4%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed equity portfolio of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicitly does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
à	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

à	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

à	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

à	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

à	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

à	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

à	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

à	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

à	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Although Martin Currie complies with the Global Investment Performance Standards (GIPS), the fund returns used in this document are calculated on the net asset value and therefore fall outside the scope of the GIPS standards.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.